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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement 333-32167 of our report dated January 22, 1997 (February 24, 1997 as to the pending transaction with WMX Technologies, Inc. and the acquisition of Barefoot, Inc., which are discussed in the footnotes in the financial statements) incorporated by reference in the ServiceMaster Limited Partnership's Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this registration statement.

                                                        /s/ ARTHUR ANDERSEN LLP
                                                        August 6, 1997